EXHIBIT 21

                     Subsidiaries of Riverview Bancorp, Inc.



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                                   Exhibit 21

                         Subsidiaries of the Registrant

Parent
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Riverview Bancorp, Inc.

                                          Percentage         Jurisdiction or
Subsidiaries (a)                         of Ownership     State of Incorporation
----------------                         ------------     ----------------------

Riverview Savings Bank, FSB (1)             100%                United States

Riverview Services, Inc. (2)                100%                Washington


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(1)  Upon consummation of the Conversion and  Reorganization,  Riverview Savings
     Bank, FSB will become a wholly-owned subsidiary of the Registrant.
(2) This corporation is a wholly owned subsidiary of Riverrview Savings Bank, FSB.